SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 7, 2005

GLOBAL EPOINT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-15775	33-0423037
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

339 South Cheryl Lane,

City of Industry, California 91789

(Address of principal executive offices)

(909) 869-1688

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01	Entry into a Material Definitive Agreement

On November 7, 2005, we entered into a Securities Purchase Agreement for the private placement sale to five institutional investors of units consisting of shares of our Series D Convertible Preferred Stock and two classes of warrants to purchase shares of our common stock for aggregate gross proceeds of $6 million. The placement closed on November 7, 2005.

Pursuant to the Securities Purchase Agreement, we collectively issued to the investors 120,000 shares of Series D preferred stock at a price of $50.00 per share. The Series D preferred stock is convertible into shares of our common stock at $4.16 per share. We also granted to the investors warrants to purchase 721,157 shares of our common stock over a three year period at an exercise price of $4.33 per share. The $50.00 per share purchase price, the conversion ratio of the Series D preferred stock, and the exercise price of the warrants are not subject to adjustment, except for standard anti-dilution relating to stock splits, combinations and the like.

A second class of warrants entitles the investors to purchase 1,442,311 shares of our common stock at a price of $5.25 per share, and, upon exercise of the second class of warrants, to receive a third class of warrants to purchase 721,157 shares of our common stock over a three year period at an exercise price of $6.00 per share. The second class of warrants expire 90 business days following the date that the registration statement for the shares of common stock underlying the Series D preferred stock becomes effective.

In connection with the sale of the securities described above, we entered into a Registration Rights Agreement with the investors. The Registration Rights Agreement requires us to file a selling shareholder registration statement with the Securities Exchange Commission by December 7, 2005, for purposes of registering the resale of the investors’ common shares, including the common shares issuable upon conversion of the Series D preferred stock and exercise of all of the warrants.

The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, the Certificate of Designation of Preferences and Rights of the Series D Convertible Preferred Stock, the Registration Rights Agreement, and the forms of all three Warrants, which are filed as exhibits to this report and are incorporated herein by reference. The press release describing the private placement is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 promulgated thereunder. The agreements executed in connection with the private placement contain representations to support our reasonable belief that the investors had access to information concerning our operations and financial condition, the investors acquired the securities for their own account and not with a view to the distribution thereof in the absence of an effective registration statement or an applicable exemption from registration, and that the investors are accredited investors (as defined by Rule 501 under the Securities Act). At the time of their issuance, the securities were deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities bear legends to that effect.

H.C. Wainwright & Co., a NASD registered broker dealer, acted as placement agent in connection with the private placement. We agreed to pay H.C. Wainwright placement agent fees consisting of $150,000 in cash, plus warrants to purchase up to 36,058 shares of our common stock over a three year period at an exercise price of $4.33 per share. The warrants were issued in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act, and Rule 506 promulgated thereunder. At the time of their issuance, the warrants will be deemed to be restricted securities for purposes of the Securities Act, and the certificates representing the securities shall bear legends to that effect.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

In connection with the transaction described in Item 1.01, we amended our Articles of Incorporation by filing the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock. The effective date of this amendment is November 9, 2005.

The Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock establishes the rights and preferences of the holders of the Series D preferred stock, including but not limited to the right to convert the Series D preferred stock into shares of common stock at $4.16 per common share, and certain rights upon liquidation. Holders of the Series D preferred stock are entitled to receive dividends in the amount of six percent (6%) per annum, payable semiannually starting March 31, 2006. The dividends may be paid in cash or, at our option, in shares of our common stock. We must redeem 75% of the principal value of the Series D preferred stock in seven equal payments beginning in August 2006, and every third month thereafter. The redemption price is equal to the purchase price of the shares being redeemed, plus all related accrued and unpaid dividends. In addition, we may choose to redeem the Series D preferred stock at any time following the thirtieth (30th) trading day after the registration statement is declared effective if the average closing price of the common stock for 15 consecutive days exceeds $5.00 per share. If we redeem the Series D preferred stock, the redemption price will be equal to 105% of the purchase price, plus all related accrued and unpaid dividends. The rights of the holders of the Series D stock are senior to the rights of the holders of all of our classes of stock except our Series C Convertible Preferred Stock.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock, which is filed as an exhibit to this report and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	The following exhibits are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Description	Method of Filing
3.(i)1	Certificate of Designation of Preferences and Rights of Series D Convertible Preferred Stock	Filed electronically herewith

10.1	Securities Purchase Agreement	Filed electronically herewith

10.2	Registration Rights Agreement	Filed electronically herewith

10.3	Form of Warrant A	Filed electronically herewith

10.4	Form of Warrant B	Filed electronically herewith

10.5	Form of Warrant C	Filed electronically herewith

99.1	Press Release	Filed electronically herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 11, 2005	GLOBAL EPOINT, INC.

/s/ TORESA LOU
Toresa Lou,
Chief Executive Officer